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                                                                    Exhibit 3-C

                                    BY-LAWS

                                       OF

                           CORE MATERIALS CORPORATION

                                _______________

                                   ARTICLE I.

                                    OFFICES


  Core Materials Corporation (hereinafter called the "Corporation") may establish or discontinue, from time to time, such offices and places of business within or without the State of Delaware as the Board of Directors may deem proper for the conduct of the Corporation's business.

                                  ARTICLE II.

                            MEETINGS OF STOCKHOLDERS


  Section 1. Annual Meeting. The annual meeting of the holders of shares of such classes or series of stock as are entitled to notice thereof and to vote thereat pursuant to the provisions of the Certificate of Incorporation (hereinafter called the "Annual Meeting of Stockholders") for the purpose of electing directors and transacting such other business as may come before it shall be held in each year at such time, on such day and at such place, within or without the State of Delaware, as shall be designated by the Board of Directors.

  Section 2. Special Meetings. In addition to such meetings as are provided for by law or by the Certificate of Incorporation, special meetings of the holders of any class or series or of all classes or series of the Corporation's stock may be called at any time (i) by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors or (ii) by the Secretary of the Corporation upon the written request of the holders of 20% or more of the Corporation's common stock and may be held at such time, on such day and at such place, within or without the State of Delaware, as shall be designated by the Board of Directors or the holders of common stock requesting such a meeting.

  Section 3. Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of stockholders shall be given either by delivering a notice personally or mailing a notice to each stockholder of record entitled to vote thereat. If mailed, the notice shall be directed to the stockholder in a postage-prepaid envelope at his address as it appears on the stock books of the Corporation. Notice of each meeting of stockholders shall be in such form as is
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approved by the Board of Directors and shall state the purpose or purposes for which the meeting is called, the date and time when and the place where it is to be held, and shall be delivered personally or mailed not more than sixty
(60) days and not less than ten (10) days before the day of the meeting.
Except as otherwise provided by law, the business which may be transacted at any such meeting of stockholders shall consist of and be limited to the purpose or purposes so stated in such notice. The Secretary or an Assistant Secretary or the Transfer Agent of the Corporation shall, after giving such notice, make an affidavit stating that notice has been given, which shall be filed with the minutes of such meeting.

  Section 4. Waiver of Notice. Whenever notice is required to be given under any provision of law or of the Certificate of Incorporation or the By-Laws, a waiver thereof in writing or by facsimile, telegraph, cable or other form of recorded communication, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the person attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of stockholders need be specified in any waiver of notice unless so required by the Certificate of Incorporation.

  Section 5. Organization. The Chairman of the Board shall act as chairman at all meetings of stockholders at which he is present, and as such chairman shall call such meetings of stockholders to order and preside thereat. If the Chairman of the Board shall be absent from any meeting of stockholders, the duties otherwise provided in this Section 5 of Article II to be performed by him at such meeting shall be performed at such meeting by the officer prescribed by Section 5 of Article V. The Secretary of the Corporation shall act as secretary at all meetings of the stockholders, but in his absence the chairman of the meeting may appoint any person present to act as secretary of the meeting.

  Section 6. Stockholders Entitled to Vote. The Board of Directors may fix a date not more than sixty (60) days nor less than ten (10) days prior to the date of any meeting of stockholders as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting and any adjournment thereof, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. The Secretary shall prepare and make or cause to be prepared and made, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in the name of each such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place,


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specified in the notice of the meeting, within the city where the meeting is to be held, or, if not so specified, at the place where the meeting is to be held. Such list shall be produced and kept at the time and place of the meeting during the whole time thereof, and subject to the inspection of any stockholder who may be present.

  Section 7. Quorum and Adjournment. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the shares of stock entitled to vote at the meeting on any matter present in person or by proxy without regard to class or series shall constitute a quorum at any meetings of the stockholders with respect to such matter. In the absence of a quorum, the holders of a majority of such shares of stock present in person or by proxy may adjourn any meeting, from time to time until a quorum shall be present. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned, provided that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, then a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

  Section 8. Order of Business. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting or as is otherwise determined by the vote of the holders of a majority of the shares of stock present in person or by proxy and entitled to vote without regard to class or series at the meeting.

  Section 9. Nominations. Subject to the rights of holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, nominations for the election of directors may be made by the affirmative vote of a majority of the entire Board of Directors or by any stockholder of record entitled to vote generally in the election of directors. However, any stockholder of record entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not less than 50 days nor more than 75 days prior to the meeting; provided, that in the event that less than 60 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of meeting was mailed or such public disclosure was made, whichever first occurs. Each such notice to the Secretary shall set forth: (i) the name and address of record of the stockholder who intends to make the nomination; (ii) a representation that the stockholder is a holder of record of shares of the Corporation's capital stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each proposed nominee; (iv) a description of all


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arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (v) such other information regarding each proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (vi) the written consent of each proposed nominee to serve as a director of the Corporation if so elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. The presiding officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

  Section 10. Vote of Stockholders. Except as otherwise required by law or by the Certificate of Incorporation or by the By-Laws, all action by stockholders shall be taken at a stockholders' meeting. Every stockholder of record, as determined pursuant to Section 6 of this Article II, and who is entitled to vote, shall, except as otherwise expressly provided in the Certificate of Incorporation with respect to any class or series of the Corporation's capital stock, be entitled at every meeting of the stockholders to one vote for every share of stock standing in his name on the books of the Corporation. Every stockholder entitled to vote may authorize another person or persons to act for him by proxy duly appointed by an instrument in writing, subscribed by such stockholder and executed not more than three (3) years prior to the meeting, unless the instrument provides for a longer period. The attendance at any meeting of stockholders of a stockholder who may theretofore have given a proxy shall not have the effect of revoking such proxy unless such stockholder shall in writing so notify the secretary of the meeting prior to the voting of the proxy. Election of directors shall be by written ballot but, unless otherwise provided by law, no vote on any question upon which a vote of the stockholders may be taken need be by ballot unless the chairman of the meeting shall determine that it shall be by ballot. In a vote by ballot each ballot shall state the number of shares voted and the name of the stockholder or proxy voting. Except as otherwise provided in Sections 12 and 13 of Article III or by the Certificate of Incorporation, each director shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Except as provided in the foregoing sentence and except as otherwise provided by law or by the Certificate of Incorporation, the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject shall be the act of the stockholders.

  Section 11. Shares Entitled to More or Less than One Vote. If any class or series of the Corporation's capital stock shall be entitled to more or less than one vote for any share, on any matter, every reference in the By-Laws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.


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                                  ARTICLE III.

                               BOARD OF DIRECTORS

  Section 1. Election and Term. Except as otherwise provided by law or by the Certificate of Incorporation, and subject to the provisions of Sections 11, 12 and 13 of this Article III, directors shall be elected at the Annual Meeting of Stockholders to serve until the next succeeding Annual Meeting of Stockholders and until their successors are elected and qualify or until their earlier resignation or removal.

  Section 2. Number. The number of directors may be fixed from time to time by resolution of the Board of Directors but shall not be less than one (1) nor more than seven (7).

  Section 3. General Powers. The business, properties and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors, which, without limiting the generality of the foregoing, shall have power to elect and appoint officers of the Corporation, to appoint and direct agents, to grant general or limited authority to officers, employees and agents of the Corporation to make, execute and deliver contracts and other instruments and documents in the name and on behalf of the Corporation and over its seal, without specific authority in each case, and to appoint committees of the Board of Directors in addition to those appointed pursuant to Article IV hereof, the membership of which may consist of one or more directors. The Board of Directors may designate one or more directors as alternate members of any committee, including those appointed pursuant to Article IV hereof, who may replace any absent or disqualified member at any meeting of the committee. In addition, the Board of Directors may exercise all the powers of the Corporation and do all lawful acts and things which are not reserved to the stockholders by law or by the Certificate of Incorporation.

  Section 4. Place of Meetings. Meetings of the Board of Directors may be held at any place, within or without the State of Delaware, from time to time designated by the Board of Directors.

  Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times as may be determined by resolution of the Board of Directors and no notice shall be required for any regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting of the Board of Directors.

  Section 6. Special Meetings; Notice and Waiver of Notice. Special meetings of the Board of Directors shall be called by the Secretary on the request of the Chairman of the Board, the President or on the request in writing of any director stating the purpose or purposes of such meeting. Notice of any special meeting shall be in form approved by the Chairman of the Board or the President, as the case may be. Notices of special meetings shall be mailed to each director, addressed to him at his residence or usual place of business, not later than two (2) days before


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the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, cable or other form of recorded communication or be delivered personally or by telephone, not later than the day before such day of meeting. Notice of any meeting of the Board of Directors need not be given to any director if he shall sign a written waiver thereof either before or after the time stated therein, or if he shall attend a meeting, except when he attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in any notice or written waiver of notice unless so required by the Certificate of Incorporation or by the By-Laws. Unless limited by law, by the Certificate of Incorporation or by the By-Laws, any and all business may be transacted at any special meeting and any special meeting may be held at the time, if any, specified by the President or the director calling the special meeting.

  Section 7. Organization of Meetings. The Chairman of the Board shall preside at all meetings of the Board of Directors at which he is present. If the Chairman of the Board shall be absent from any meeting of the Board of Directors, the duties otherwise provided in this Section 7 of Article III to be performed by him at such meeting shall be performed at such meeting by the officer prescribed by Section 5 of Article V. If no such officer is present at such meeting, one of the directors present shall be chosen by the members of the Board of Directors present to preside at such meeting. The Secretary of the Corporation shall act as the secretary at all meetings of the Board of Directors, and in his absence a temporary secretary shall be appointed by the chairman of the meeting.

  Section 8. Quorum and Manner of Acting. At every meeting of the Board of Directors one-third (1/3) of the total number of directors constituting the whole Board of Directors shall constitute a quorum but in no event shall a quorum be constituted by less than two (2) directors. Except as otherwise provided by law or by the Certificate of Incorporation, or by Section 13 of this Article III, or by Section 1 or Section 8 of Article IV, or by Article X, the act of a majority of the directors present at any such meeting, at which a quorum is present, shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting, from time to time until a quorum is present. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by a member of the Board of Directors in a meeting pursuant to this Section 8 of Article III shall constitute his presence in person at such meeting.

  Section 9. Voting. On any question on which the Board of Directors shall vote, the names of those voting and their votes shall be entered in the minutes of the meeting if any member of the Board of Directors so requests at the time.


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  Section 10.  Action without a Meeting.  Except as otherwise provided by law or by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee.

  Section 11. Resignations. Any director may resign at any time upon written notice of resignation to the Corporation. Any resignation shall be effective immediately unless a date certain is specified for it to take effect, in which event it shall be effective upon such date, and acceptance of any resignation shall not be necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance.

  Section 12. Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, by the affirmative vote of the holders of record of outstanding shares representing at least 80% of the voting power of all the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

  Section 13. Vacancies. Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, any vacancies in the Board of Directors for any reason, including by reason of any increase in the number of directors, shall be filled only by the Board of Directors, acting by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum, and any directors so elected shall hold office until the next election and until their successors are elected and qualify.

  Section 14. Directors' Compensation. Any and all directors may receive such reasonable compensation for their services as such, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.


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                                   ARTICLE IV.

                                   COMMITTEES


  Section 1. Constitution and Powers. The Board of Directors may, by resolution adopted by affirmative vote of a majority of the whole Board of Directors, appoint one or more committees of the Board of Directors, which committees shall have such powers and duties as the Board of Directors shall properly determine.

  Section 2. Place of Meetings. Meetings of any committee of the Board of Directors may be held at any place, within or without the State of Delaware, from time to time designated by the Board of Directors or such committee.

  Section 3. Meetings; Notice and Waiver of Notice. Regular meetings of any committee of the Board of Directors shall be held at such times as may be determined by resolution either of the Board of Directors or of such committee and no notice shall be required for any regular meeting. Special meetings of any committee shall be called by the secretary thereof upon request of any member thereof. Notice of any special meeting of any committee shall be in form approved by the Chairman of the Board or the President, as the case may be. Notices of special meetings shall be mailed to each member, addressed to him at his residence or usual place of business, not later than two (2) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, cable or any other form of recorded communication, or be delivered personally or by telephone, not later than the day before such day of meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee, need be specified in any notice or written waiver of notice unless so required by the Certificate of Incorporation or the By-Laws. Notices of any such meeting need not be given to any member of any committee, however, if waived by him as provided in Section 6 of Article III, and the provisions of such Section 6 with respect to waiver of notice of meetings of the Board of Directors shall apply to meetings of any committee as well.

  Section 4. Organization of Meetings. The most senior officer of the Corporation present, if any be members of the committee, and, if not, the director present who has served the longest as a director, except as otherwise expressly provided by the Board of Directors or the committee, shall preside at all meetings of any committee. The Secretary of the Corporation, except as otherwise expressly provided by the Board of Directors, shall act as secretary at all meetings of any committee and in his absence a temporary secretary shall be appointed by the chairman of the meeting.

  Section 5. Quorum and Manner of Acting. One-third (1/3) of the members of any committee then in office shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such


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committee.  In the absence of a quorum, a majority of the members of any committee present, or, if two or fewer members shall be present, any member of the committee present or the Secretary, may adjourn any meeting, from time to time, until a quorum is present. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned. The provisions of Section 8 of Article III with respect to participation in a meeting of a committee of the Board of Directors and the provisions of Section 10 of Article III with respect to action taken by a committee of the Board of Directors without a meeting shall apply to participation in meetings of and action taken by any committee.

  Section 6. Voting. On any question on which any committee shall vote, the names of those voting and their votes shall be entered in the minutes of the meeting if any member of such committee so requests.

  Section 7. Records. All committees shall keep minutes of their acts and proceedings, which shall be submitted at the next regular meeting of the Board of Directors unless sooner submitted at an organization or special meeting of the Board of Directors, and any action taken by the Board of Directors with respect thereto shall be entered in the minutes of the Board of Directors.

  Section 8. Vacancies. Any vacancy among the appointed members or alternate members of any committee of the Board of Directors may be filled by affirmative vote of a majority of the whole Board of Directors.

  Section 9.  Members' Compensation.   Members of all committees may receive
such reasonable compensation for their services as such, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any member of any committee from serving the Corporation in any other capacity and receiving compensation therefor.


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                                   ARTICLE V.

                                  THE OFFICERS

  Section 1. Officers -- Qualifications. The elected officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer and may also include such other officers as the Board of Directors may deem appropriate. The elected officers shall be elected by the Board of Directors. The Chairman of the Board shall be selected from the directors. Assistant Secretaries, Assistant Treasurers and such other officers as may be deemed necessary or appropriate may be appointed by the Board of Directors.

  Section 2. Terms of Office; Vacancies. So far as is practicable, all elected officers shall be elected at the organization meeting of the Board of Directors in each year, and except as otherwise provided in Section 3, and subject to the provisions of Section 5, of this Article V, shall hold office until the organization meeting of the Board of Directors in the next subsequent year and until their respective successors are elected and qualify or until their earlier resignation or removal. All appointed officers shall hold office at the pleasure of the Board of Directors and the Chairman of the Board. If any vacancy shall occur in any office, the Board of Directors may elect or appoint a successor to fill such vacancy for the remainder of the term.

  Section 3. Resignations. Any officer may resign at any time, upon written notice of resignation to the Corporation. Any resignation shall be effective immediately unless a date certain is specified for it to take effect, in which event it shall be effective upon such date, and acceptance of any resignation shall not be necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance.

  Section 4. Officers Holding More Than One Office. Any officer may hold two or more offices the duties of which can be consistently performed by the same person.

  Section 5. The Chairman of the Board. The Chairman of the Board shall act as chairman at all meetings of the stockholders at which he is present, as provided in Section 5 of Article II, and, as provided in Section 7 of Article III, he shall preside at all meetings of the Board of Directors at which he is present. In the absence of the Chairman of the Board, his duties shall be performed and his authority may be exercised by the President, and, in the absence of the Chairman of the Board and the President, such duties shall be performed and such authority may be exercised by such officer as may have been designated by the most senior officer of the Corporation who has made any such designation, with the right reserved to the Board of Directors to make the designation or supersede any designation so made.

  Section 6. The President. The President shall be the chief executive officer of the Corporation. He shall direct, coordinate and control the Corporation's business and activities and its operating expenses and capital expenditures, and shall have general authority to exercise all


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the powers necessary for the chief executive officer of the Corporation, all in accordance with basic policies established by and subject to the control of the Board of Directors. He shall implement the general directives, plans and policies formulated by the Board of Directors pursuant to the By-Laws, and shall establish operating and administrative plans and policies and direct and coordinate the Corporation's organizational components. Subject to the direction and control of the Board of Directors, he shall have general authority to execute bonds, deeds and contracts in the name and on behalf of the Corporation and responsibility for the employment or appointment of such employees, agents and officers (except officers to be elected by the Board of Directors pursuant to Section 1 of this Article V) as may be required to carry on the ordinary operations of the business and authority to fix compensation of such employees, agents and officers as provided in Section 11 of this Article
V. Subject to the direction and control of the Board of Directors, he shall have authority to suspend or to remove any employee or agent of the Corporation (other than officers). As provided in Section 5 of this Article V, in the absence of the Chairman of the Board, the President shall perform all the duties and exercise the authority of the Chairman of the Board. In the absence of the President, his duties shall be performed and his authority may be exercised by the Chairman of the Board. In the absence of the President and the Chairman of the Board, the duties of the President shall be performed and his authority may be exercised by such officer as may have been designated by the most senior officer of the Corporation who has made any such designation, with the right reserved to the Board of Directors to make the designation or supersede any designation so made.

  Section 7. The Vice Presidents. The several Vice Presidents, if any, shall perform such duties and may exercise such authority as may from time to time be conferred upon them by the Board of Directors, or the Chairman of the Board or the President pursuant to power delegated to them by the Board of Directors.

  Section 8. The Secretary. The Secretary shall attend to the giving of notice of all meetings of stockholders and of the Board of Directors and committees thereof, and, as provided in Section 5 of Article II and Section 7 of Article III, shall keep minutes of all proceedings at meetings of the stockholders and of the Board of Directors at which he is present, as well as of all proceedings at all meetings of committees of the Board of Directors at which he has served as secretary, and where some other person has served as secretary thereto, the Secretary shall maintain custody of the minutes of such proceedings. As provided in Section 2 of Article VII, he shall have charge of the corporate seal and shall have authority to attest any and all instruments or writings to which the same may be affixed. He shall keep an account for all books, documents, papers and records of the Corporation, except those for which some other officer or agent is properly accountable. He shall generally perform all the duties usually appertaining to the office of secretary of a corporation. In the absence of the Secretary, such person as shall be designated by the Chairman of the Board shall perform his duties.

  Section 9. The Treasurer. The Treasurer shall have the care and custody of all the funds of the Corporation and shall deposit the same in such banks or other depositories as the Board


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of Directors or any officer or officers, or any officer and agent jointly, thereunto duly authorized by the Board of Directors, shall, from time to time, direct or approve. Except as otherwise provided by the Board of Directors or in the Corporation's plan of organization, he shall keep a full and accurate account of all moneys received and paid on account of the Corporation, shall render a statement of his accounts whenever the Board of Directors shall require, shall perform all other necessary acts and duties in connection with the administration of the financial affairs of the Corporation and shall generally perform all the duties usually appertaining to the office of the treasurer of a corporation. Whenever required by the Board of Directors he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board of Directors shall approve. In the absence of the Treasurer, such person as shall be designated by the Chairman of the Board shall perform his duties.

  Section 10. Additional Duties and Authority. In addition to the foregoing specifically enumerated duties and authority, the several officers of the Corporation shall perform such other duties and may exercise such further authority as the Board of Directors may, from time to time, determine, or as may be assigned to them by any superior officer.

  Section 11. Compensation. Except as fixed or controlled by the Board of Directors or otherwise, compensation of all officers and employees shall be fixed by the Chairman of the Board or by the President, in each case within the limits approved by the Board of Directors, or by other officers of the Corporation exercising authority granted to them by the Board of Directors.

                                  ARTICLE VI.

                          STOCK AND TRANSFERS OF STOCK

  Section 1. Stock Certificates. The capital stock of the Corporation shall be represented by certificates signed by, or in the name of the Corporation by, the Chairman of the Board or the President, and by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer, and sealed with the seal of the Corporation. Any signature on the certificate may be a facsimile, engraved or printed. Such seal may be a facsimile, engraved or printed. In case any such officer, Transfer Agent or Registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, Transfer Agent or Registrar before such certificate is issued by the Corporation, it may nevertheless be issued by the Corporation with the same effect as if such officer, Transfer Agent or Registrar had not ceased to be such at the date of its issue. The certificates representing the capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors.

  Section 2. Transfers of Stock. Transfers of stock shall be made on the books of the Corporation by the person named in the certificate, or by an attorney lawfully constituted in writing, and upon surrender and cancellation of a certificate or certificates for a like number of


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
shares of the same class or series of stock, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and with such proof of the authenticity of the signatures as the Corporation or its agents may reasonably require and with all required stock transfer tax stamps affixed thereto and cancelled or accompanied by sufficient funds to pay such taxes.

  Section 3. Lost Certificates. In case any certificate of stock shall be lost, stolen or destroyed, the Board of Directors, in its discretion, or any officer or officers thereunto duly authorized by the Board of Directors, may authorize the issue of a substitute certificate in place of the certificate so lost, stolen or destroyed; provided, however, that, in each such case, the applicant for a substitute certificate shall furnish evidence to the Corporation, which it determines in its discretion is satisfactory, of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may be required by it.

  Section 4. Determination of Holders of Record for Certain Purposes. In order to determine the stockholders or other holders of securities entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of capital stock or other securities or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, not more than sixty (60) days prior to the date of payment of such dividend or other distribution or allotment of such rights or the date when any such rights in respect of any change, conversion or exchange of stock or securities may be exercised, and in such case only holders of record on the date so fixed shall be entitled to receive payment of such dividend or other distribution or to receive such allotment of rights, or to exercise such rights, notwithstanding any transfer of any stock or other securities on the books of the Corporation after any such record date fixed as aforesaid.


                                  ARTICLE VII.

                                 CORPORATE SEAL

  Section 1. Seal. The seal of the Corporation shall be in the form of a circle and shall bear the name of the Corporation and in the center of the circle the words "Corporate Seal, Delaware" and the figures "1996".

  Section 2.  Affixing and Attesting.   The seal of the Corporation shall be in
the custody of the Secretary, who shall have power to affix it to the proper corporate instruments and documents, and who shall attest it. In his absence, it may be affixed and attested by an Assistant Secretary, or by the Treasurer or an Assistant Treasurer or by any other person or persons as may be designated by the Board of Directors.


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

                                 ARTICLE VIII.

                                INDEMNIFICATION

  Section 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

  Section 2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer or member of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such suit or action was brought shall determine upon application that, despite the adjudication of liability but in consideration of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

  Section 3. The Corporation may, to the extent deemed advisable by the Board of Directors, indemnify any person who is or was an employee or agent (other than a director or officer) of the Corporation if such person would be entitled to such indemnity under the provisions of Section 1 or 2 if such person had been a director or officer of the Corporation.

  Section 4. To the extent that a person shall be successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1, 2 or 3 or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

  Section 5. Any indemnification under Sections 1, 2 or 3 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, member, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or
(2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

  Section 6. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

  Section 7. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, member, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

  Section 8. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who was or is a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VIII or of the General Corporation Law of the State of Delaware.

  Section 10. For the purposes of this Article VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger and the Corporation which, if its separate existence had continued, would have had power and authority to (or in fact did) indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

  Section 11. For purposes of this Article VIII, references to "other enterprises" shall include employee benefit plans, references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan, and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries, and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the Corporation" as referred to in this Article VIII.


                                  ARTICLE IX.

                                 MISCELLANEOUS

  Section 1. Fiscal Year. The fiscal year of the Corporation shall be the calendar year ending December 31, or such other fiscal year as shall be fixed by the Board of Directors.

  Section 2. Signatures on Negotiable Instrument. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officers or agents and in such manner as, from time to time, may be prescribed by resolution (whether general or special) of the Board of Directors, or may be prescribed by any officer or officers, or any officer and agent jointly, thereunto duly authorized by the Board of Directors.

  Section 3. References to Article and Section Numbers and to the By-Laws and the Certificate of Incorporation. Whenever in the By-Laws reference is made to an Article or

Section number, such reference is to the number of an Article or Section of the By-Laws. Whenever in the By-Laws reference is made to the By-Laws, such reference is to these By-Laws of the Corporation, and whenever reference is made to the Certificate of Incorporation, such reference is to the Certificate of Incorporation of the Corporation, including all documents deemed by the General Corporation Law of the State of Delaware to constitute a part thereof.


                                   ARTICLE X.

                                   AMENDMENTS

  The By-Laws may be altered, amended or repealed at any Annual Meeting of Stockholders, or at any special meeting of holders of shares of stock entitled to vote thereon, provided that in the case of a special meeting notice of such proposed alteration, amendment or repeal be included in the notice of meeting, by a vote of the holders of two-thirds of the shares of stock present in person or by proxy at the meeting and entitled to vote thereon, or by the Board of Directors at any valid meeting by affirmative vote of two-thirds of the entire Board of Directors.


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